UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015 (December 17, 2015)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) As previously disclosed on a Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 19, 2015, Alexza Pharmaceuticals, Inc. (“Alexza” or the “Company”) received a notice from The Nasdaq Stock Market (“NASDAQ”) indicating that Alexza’s common stock (“Common Stock”) no longer meets the continued listing requirement as set forth in NASDAQ Rule 5550(b)(2) based on the market value of Alexza’s listed securities for the preceding 30 business days. The minimum market value of listed securities for continued listing on The Nasdaq Capital Market is $35 million.

On December 17, 2015, Alexza received notice from the NASDAQ Staff (the “NASDAQ Determination”) indicating that the Company did not regain compliance with NASDAQ Rule 5550(b)(2) within the 180 day grace period provided under NASDAQ Rule 5810(c)(3)(C), and, accordingly, would be subject to delisting from The NASDAQ Capital Market unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) to review the NASDAQ Determination.

Alexza intends to timely request a hearing. This hearing request will stay any action with respect to the NASDAQ Determination and allow the continued listing of the Common Stock on The NASDAQ Capital Market until the Panel renders a decision subsequent to the hearing and the expiration of any extension granted by the Panel. The Company must request a hearing within seven calendar days of the date of the NASDAQ Determination. To the extent practicable, the Panel will schedule the hearing within 45 days from the request, and issue a decision within 30 days after the hearing. In its hearing, the Company intends to present a plan to regain compliance with the NASDAQ Rule 5550(b)(2) and request that the Panel allow the Company additional time within which to regain compliance. If the Panel determines that Alexza has presented a definitive plan that will likely enable it to achieve and sustain long-term compliance, it may grant such request for a period of up to 180 days after the date of the NASDAQ Determination. If the Panel does not grant Alexza’s request, the Company will be notified in writing that the Panel has determined to delist Alexza’s securities. There can be no assurance that the Panel will accept the Company’s plan and grant the Company’s request for continued listing. If the Panel decision denies the Company’s request for continued listing, the Company may also appeal that decision, which would not stay a delisting decision.

If the Common Stock is delisted from The Nasdaq Capital Market it could impair the liquidity and market price of the Common Stock. Additionally, the delisting of the Common Stock from a national exchange could materially adversely affect Alexza’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect Alexza’s ability to raise capital on terms acceptable to Alexza, or at all.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Panel will grant the Company’s request for continued listing or, even if the Panel does grant such request, if the Company will regain compliance with NASDAQ Rule 5550(b)(2) during any compliance period or in the future, or otherwise meet Nasdaq compliance standards thereafter. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Section 8 — Other Events

Item 8.01. Other Events.

On December 22, 2015, Alexza announced the NASDAQ Determination. The press release is furnished as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Alexza Pharmaceuticals Announces Receipt of NASDAQ Staff Determination; Alexza to Request Hearing with NASDAQ Listing Qualifications Panel,” dated December 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.
Date: December 22, 2015

	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Alexza Pharmaceuticals Announces Receipt of NASDAQ Staff Determination; Alexza to Request Hearing with NASDAQ Listing Qualifications Panel,” dated December 22, 2015.